UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

Bonanza Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52171	76-0720654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (713) 333-5808

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

On August 28, 2008, Bonanza Oil & Gas, Inc. (the "Company"), entered into a Securities Purchase Agreement with several accredited investor (the “Bridge Investors”) providing for the sale by the Company to the Bridge Investors of its 12% promissory notes in the aggregate principal amount of $500,000 (the "Bridge Notes").  In addition to the Bridge Notes, the Bridge Investors also were to receive 50,000 shares of common stock of the Company (the “Shares”) for every $100,000 invested which would have resulted in the aggregate issuance of 250,000 shares of common stock of the Company.  The closing occurred on August 28, 2008.

The Bridge Notes mature on the earlier of 30 days from closing or upon closing of a private placement by the Company (the "Maturity Date").  Interest associated with the Bridge Notes is 12% per annum, payable on the Maturity Date.  The Company is required to issue an additional 25,000 shares to the Bridge Investors for each $100,000 invested every 30 days that any amounts remain outstanding on the Bridge Notes (the “Additional Shares”).  An entity beneficially owned and controlled by G. Wade Stubblefield, the Company’s  Chief Financial Officer, Chief Accounting Officer and Secretary, invested $50,000 in this bridge financing.

As the Shares and the Additional Shares were never issued, the Company and the Bridge Investors elected to amend the terms of the above financing on October 9, 2008.  In connection therewith, in exchange for the Bridge Investors election to forego their right to receive the Shares and the Additional Shares, the Company agreed to issue the Bridge Investors common stock purchase warrants to purchase 100,000 shares of common stock for every $100,000 invested.  The warrants are exercisable for a period of three years at a price of $1.00 per share.  In addition, the Company is required to issue the Bridge Investors common stock purchase warrants to purchase 25,000 shares of common stock for every $100,000 invested on a monthly basis in the event that the Company does not repay the Notes at maturity (the “Maturity Warrants”).  The Maturity Warrants shall be exercisable for a period of three years at a price equal to the greater of $1.00 or the market price as of the date of issuance.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Bridge Investors are accredited investors, the Bridge Investors had access to information about the Company and its investment, the Bridge Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Securities Purchase Agreement dated August 28, 2008 (1)
4.2	Form of 12% promissory note issued August 28, 2008 (1)
4.3	Amendment No. 1 to the Securities Purchase Agreement and Note Dated August 28, 2008
4.4	Form of Common Stock Purchase Warrant

(1)	Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on September 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Oil & Gas, Inc

October 10, 2008	By:	/s/ Bill Wiseman
Bill Wiseman
President and Chief Executive Officer

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